Exhibit 99.1

Pixelworks Reports Second Quarter 2022 Financial Results
Mobile Revenue Increased 68% Year-over-Year to New Quarterly Record and 40% of Total Revenue;
Projector Revenue Increased 12% Year-over-Year
PORTLAND, Ore., August 10, 2022 – Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of innovative video and display processing solutions, today announced financial results for the second quarter ended June 30, 2022.
Second Quarter and Recent Highlights
•Total revenue increased 15% sequentially and 36% year-over-year, driven by double-digit growth in both mobile and projector end markets
•Mobile revenue increased 33% sequentially and expanded to 40% of total revenue, driven by another consecutive quarter of record sales of hardware-based visual processor solutions for smartphones
•OPPO affiliate, realme, launched the realme GT2 Explorer Master, the first smartphone to incorporate Pixelworks’ X7 visual processor, featuring ultra-low latency MotionEngine ® and low power super-resolution technology
•Pixelworks' Rendering Accelerator SDK incorporated by ByteDance's game studio Nuverse and CMGE Group into One Piece Fighting Path, the industry’s first game leveraging ecosystem collaboration to achieve optimized visual performance for high frame rate mobile gaming
•vivo S15 Pro smartphone launched with Pixelworks’ X5 Plus visual processor to elevate visual quality for superior gaming performance, including the introduction of new user-customizable game display filters
•ASUS launched the ROG Phone 6 series integrating Pixelworks’ advanced visual processing technology, including industry-leading HDR, professional color calibration, DC Dimming and superior eye-comfort
•Lightstorm and Pixelworks partner in multi-title license agreement for TrueCut Motion™ platform, enabling remastered versions of Avatar and Titanic to be released in cinematic high frame rate
“Second quarter revenue increased sequentially and grew 36% year-over-year, marking another consecutive quarter of strong double-digit growth and highlighted by record quarterly revenue in our mobile business,” stated Todd DeBonis, President and CEO of Pixelworks. “We also experienced sustained customer demand outside of mobile, with revenue in our Projector business reaching the highest quarterly level in more than two years.
“Complementing our strong topline results, we continue to achieve notable milestones on our strategic initiatives to cultivate synergistic ecosystems for both our mobile and TrueCut Motion solutions. During the quarter, we expanded Pixelworks’ collaborative engagements in mobile gaming, including our first-ever partnership with an industry-leading gaming studio to optimize their latest release of One Piece Fighting Path for high-efficiency 120 fps gaming on mobile devices. This was followed by the launch of the realme GT2 Explorer Master Edition, the first announced smartphone to incorporate our ground-breaking X7 visual processor, featuring Pixelworks’ proprietary ultra-low latency MotionEngine® and low power super-resolution technology. Additionally, we announced in partnership with Lightstorm that our TrueCut Motion platform is being used to remaster two iconic films, Avatar and Titanic, in high frame rate for theatrical release later this year.
“Acknowledging the broadly accepted uncertainty related to the current macroeconomic environment, including global consumer demand and evolving supply chain dynamics, we continue to see exceptional customer interest and expanding market opportunities for Pixelworks’ leading-edge video and motion processing solutions.”

Second Quarter Fiscal 2022 Financial Results
Revenue in the second quarter of 2022 was $19.1 million, compared to $16.6 million in the first quarter of 2022 and $14.1 million in the second quarter of 2021. The sequential and year-over-year increase in second quarter revenue reflected strong growth and record revenue in the mobile market, combined with a sustained recovery of demand in the projector market.
On a GAAP basis, gross profit margin in the second quarter of 2022 was 49.0%, compared to 52.7% in the first quarter of 2022 and 50.6% in the second quarter of 2021. Second quarter 2022 GAAP operating expenses were $14.5 million, compared to $12.6 million in the first quarter of 2022 and $11.6 million in the year-ago quarter.
On a non-GAAP basis, second quarter 2022 gross profit margin was 49.3%, compared to 53.2% in the first quarter of 2022 and 52.7% in the year-ago quarter. Second quarter 2022 non-GAAP operating expenses were $12.9 million, compared to $11.6 million in the first quarter of 2022 and $10.1 million in the year-ago quarter.
For the second quarter of 2022, the Company recorded a GAAP net loss of $5.0 million, or ($0.09) per share, compared to a GAAP net loss of $4.6 million, or ($0.09) per share, in the first quarter of 2022, and a GAAP net loss of $4.4 million, or ($0.08) per share, in the year-ago quarter. Note, the Company refers to “net loss attributable to Pixelworks Inc.” as “net loss”.
For the second quarter of 2022, the Company recorded a non-GAAP net loss of $3.3 million, or ($0.06) per share, compared to a non-GAAP net loss of $3.5 million, or ($0.06) per share, in the first quarter of 2022, and a non-GAAP net loss of $2.6 million, or ($0.05) per share, in the second quarter of 2021.
Adjusted EBITDA in the second quarter of 2022 was a negative $2.4 million, compared to a negative $2.2 million in the first quarter of 2022 and a negative $1.8 million in the year-ago quarter.
Cash and cash equivalents at the end of the second quarter of 2022 were $49.6 million, compared to $55.2 million at the end of the first quarter of 2022.
Business Outlook
The Company’s current business outlook, including guidance for the third quarter of 2022, will be provided as part of the scheduled conference call.
Conference Call Information
Pixelworks will host a conference call today, August 10, 2022, at 2:00 p.m. Pacific Time. To join the conference call via phone, participants are required to complete the following registration form to receive a dial-in number and dedicated PIN for accessing the conference call. Additionally, a live and archived audio webcast of the conference call will be accessible via the investors section of Pixelworks’ website at www.pixelworks.com.
About Pixelworks, Inc.
Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens – from cinema to smartphone and beyond. The Company has a 20-year history of delivering image processing innovation to leading providers of consumer electronics, professional displays, and video streaming services. For more information, please visit the company's web site at www.pixelworks.com.
Note: Pixelworks, the Pixelworks logo and TrueCut Motion are trademarks of Pixelworks, Inc.

Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, which exclude amortization of acquired intangible assets and stock-based compensation expense which are required under GAAP as well as the tax effect of the non-GAAP adjustments and the impact of non-GAAP adjustments to redeemable non-controlling interest. The press release also makes reference to and reconciles GAAP net loss and adjusted EBITDA, which Pixelworks defines as GAAP net loss attributable to Pixelworks Inc. before interest income and other, net, income tax provision (benefit), depreciation and amortization, as well as the specific items listed above.
Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period-to-period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing business and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period-to-period basis.
Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks' website.
Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about the Company’s businesses, including market movement and demand, the momentum of our mobile growth strategy, efforts to expand partnerships and adoption rates, bookings, and supply allocation. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to execute on our strategy; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanding markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; lack of adoption of our TrueCut Motion platform; our efforts to achieve profitability from operations; our limited financial resources; our ability to attract and retain key personnel; and the impact of the COVID-19 pandemic on our business and on our suppliers and customers. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2021, as well as subsequent SEC filings.
The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.
The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

[Financial Tables Follow]

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Revenue, net	$19,078	$16,628	$14,051	$35,706	$23,321
Cost of revenue (1)	9,730	7,865	6,940	17,595	12,485
Gross profit	9,348	8,763	7,111	18,111	10,836
Operating expenses:
Research and development (2)	8,521	7,160	6,671	15,681	13,456
Selling, general and administrative (3)	6,024	5,484	4,896	11,508	9,750
Total operating expenses	14,545	12,644	11,567	27,189	23,206
Loss from operations	(5,197)	(3,881)	(4,456)	(9,078)	(12,370)
Interest income and other, net	101	162	181	263	237
Total other income, net	101	162	181	263	237
Loss before income taxes	(5,096)	(3,719)	(4,275)	(8,815)	(12,133)
Provision (benefit) for income taxes	(88)	403	107	315	324
Net loss	(5,008)	(4,122)	(4,382)	(9,130)	(12,457)
Less: Net income attributable to redeemable non-controlling interest	—	(470)	—	(470)	—
Net loss attributable to Pixelworks Inc.	$(5,008)	$(4,592)	$(4,382)	$(9,600)	$(12,457)
Net loss attributable to Pixelworks Inc. per share - basic and diluted	$(0.09)	$(0.09)	$(0.08)	$(0.18)	$(0.24)
Weighted average shares outstanding - basic and diluted	54,120	53,680	52,283	53,901	51,980
——————
(1) Includes:
Stock-based compensation	59	8	76	67	155
Amortization of acquired intangible assets	—	72	218	72	463
(2) Includes stock-based compensation	647	583	610	1,230	1,191
(3) Includes:
Stock-based compensation	989	458	820	1,447	1,592
Amortization of acquired intangible assets	—	18	53	18	113

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$9,348	$8,763	$7,111	$18,111	$10,836
Stock-based compensation	59	8	76	67	155
Amortization of acquired intangible assets	—	72	218	72	463
Total reconciling items included in gross profit	59	80	294	139	618
Non-GAAP gross profit	$9,407	$8,843	$7,405	$18,250	$11,454
Non-GAAP gross profit margin	49.3%	53.2%	52.7%	51.1%	49.1%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$14,545	$12,644	$11,567	$27,189	$23,206
Reconciling item included in research and development:
Stock-based compensation	647	583	610	1,230	1,191
Reconciling items included in selling, general and administrative:
Stock-based compensation	989	458	820	1,447	1,592
Amortization of acquired intangible assets	—	18	53	18	113
Total reconciling items included in operating expenses	1,636	1,059	1,483	2,695	2,896
Non-GAAP operating expenses	$12,909	$11,585	$10,084	$24,494	$20,310
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(5,008)	$(4,592)	$(4,382)	$(9,600)	$(12,457)
Reconciling items included in gross profit	59	80	294	139	618
Reconciling items included in operating expenses	1,636	1,059	1,483	2,695	2,896
Tax effect of non-GAAP adjustments	(1)	(3)	4	(4)	(16)
Non-GAAP net loss attributable to Pixelworks Inc.	$(3,314)	$(3,456)	$(2,601)	$(6,770)	$(8,959)

Non-GAAP net loss attributable to Pixelworks Inc. per share - basic and diluted	$(0.06)	$(0.06)	$(0.05)	$(0.13)	$(0.17)

Non-GAAP weighted average shares outstanding - basic and diluted	54,120	53,680	52,283	53,901	51,980

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP EARNINGS PER SHARE
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended						Six Months Ended
	June 30,		March 31,		June 30,		June 30,		June 30,
	2022		2022		2021		2022		2021
	Dollars per share		Dollars per share		Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(0.09)	$(0.09)	$(0.09)	$(0.09)	$(0.08)	$(0.08)	$(0.18)	$(0.18)	$(0.24)	$(0.24)
Reconciling items included in gross profit	—	—	—	—	0.01	0.01	—	—	0.01	0.01
Reconciling items included in operating expenses	0.03	0.03	0.02	0.02	0.03	0.03	0.05	0.05	0.06	0.06
Non-GAAP net loss attributable to Pixelworks Inc.	$(0.06)	$(0.06)	$(0.06)	$(0.06)	$(0.05)	$(0.05)	$(0.13)	$(0.13)	$(0.17)	$(0.17)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN *
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	49.0%	52.7%	50.6%	50.7%	46.5%
Stock-based compensation	0.3	—	0.5	0.2	0.7
Amortization of acquired intangible assets	—	0.4	1.6	0.2	2.0
Total reconciling items included in gross profit	0.3	0.5	2.1	0.4	2.6
Non-GAAP gross profit margin	49.3%	53.2%	52.7%	51.1%	49.1%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Reconciliation of GAAP net loss attributable to Pixelworks Inc. and adjusted EBITDA
GAAP net loss attributable to Pixelworks Inc.	$(5,008)	$(4,592)	$(4,382)	$(9,600)	$(12,457)
Stock-based compensation	1,695	1,049	1,506	2,744	2,938
Tax effect of non-GAAP adjustments	(1)	(3)	4	(4)	(16)
Amortization of acquired intangible assets	—	90	271	90	576
Non-GAAP net loss attributable to Pixelworks Inc.	$(3,314)	$(3,456)	$(2,601)	$(6,770)	$(8,959)
EBITDA adjustments:
Depreciation and amortization	$1,126	$1,040	$906	$2,166	$1,922
Non-GAAP interest income and other, net	(101)	(162)	(181)	(263)	(237)
Non-GAAP provision (benefit) for income taxes	(87)	406	103	319	340
Adjusted EBITDA	$(2,376)	$(2,172)	$(1,773)	$(4,548)	$(6,934)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$49,568	$61,587
Accounts receivable, net	12,431	8,708
Inventories	2,198	1,469
Prepaid expenses and other current assets	2,023	2,732
Total current assets	66,220	74,496
Property and equipment, net	4,850	5,656
Operating lease right of use assets	3,565	4,789
Other assets, net	3,745	3,162
Acquired intangible assets, net	—	90
Goodwill	18,407	18,407
Total assets	$96,787	$106,600
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,581	$2,747
Accrued liabilities and current portion of long-term liabilities	10,573	13,563
Current portion of income taxes payable	181	128
Total current liabilities	14,335	16,438
Long-term liabilities, net of current portion	380	519
Deposit liability	12,371	12,716
Operating lease liabilities, net of current portion	2,039	2,853
Income taxes payable, net of current portion	2,705	2,948
Total liabilities	31,830	35,474
Redeemable non-controlling interest	29,859	30,905
Shareholders’ equity	35,098	40,221
Total liabilities, redeemable non-controlling interest and shareholders’ equity	$96,787	$106,600

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Haley Aman
P: +1-503-601-4540
E: haman@pixelworks.com